UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported ) December 4, 2006

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5794 (Commission File Number)	38-1794485 (IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan (Address of Principal Executive Offices)	48180 (Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     (d) On December 4, 2006, the Board of Directors increased the size of the Board to ten directors and unanimously appointed Lisa A. Payne as a director of the Company. She will also serve on the Audit Committee of the Company’s Board of Directors. Ms. Payne, 48, is the Vice Chairman and Chief Financial Officer of Taubman Centers, Inc. She currently serves on the board of directors of Taubman Centers, Inc.
     There are no understandings or arrangements between Ms. Payne and any other person pursuant to which Ms. Payne was selected as a director. There are and have been no transactions either since the beginning of the Company’s last fiscal year or currently proposed, regarding Ms. Payne that are required to be disclosed by Item 404(a) of Regulation S-K. As part of the compensation arrangement applicable to all Company directors, Ms. Payne will participate in the Company’s equity compensation programs for directors as described in the Company’s Proxy Statement dated April 7, 2006.
     A copy of the press release announcing Ms. Payne’s appointment is attached hereto as Exhibit 99 and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
     99     Press release of Masco Corporation dated December 5, 2006, regarding the appointment of Lisa A. Payne as a director.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ Timothy Wadhams
Name:	Timothy Wadhams
Title:	Senior Vice President and Chief Financial Officer

December 7, 2006

EXHIBIT INDEX
99     Press release of Masco Corporation dated December 5, 2006, regarding the appointment of Lisa A. Payne as a director.